DHI Group Reports Third Quarter 2019 Financial Results

NEW YORK, New York November 7, 2019 - DHI Group, Inc. (NYSE: DHX) (“DHI” or the “Company”) today announced the following financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Results

▪	Revenues were $37.2 million. Ongoing tech-focused[1] revenues were flat year over year and on a sequential basis, excluding foreign exchange

▪	Dice revenues were $22.9 million, down 3% compared to the prior year quarter and down 1% on a sequential basis

▪	eFinancialCareers revenues were $7.9 million, down 2% compared to the prior year quarter and flat on a sequential basis, excluding foreign exchange

▪	ClearanceJobs revenues were $6.3 million, up 17% year over year and up 5% on a sequential basis

▪	Net income was $4.4 million, or $0.08 per diluted share, compared to net income of $0.9 million, or $0.02 per diluted share, in the year ago quarter

▪	Cash flow from operations was $4.6 million

▪	Cash was $4.5 million; total debt reduced to $8 million

▪	Adjusted EBITDA[2] was $8.7 million and Adjusted EBITDA margin[2] was 23%

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"We made continued progress in the third quarter, further strengthening our product offering and go-to-market strategy, both of which will be key drivers of our future growth. Our focus on accelerating product development resulted in hiring additional engineering talent to improve the rate at which we can launch new features, specifically for our largest platform, Dice. We also added new commercial sales people - and with our new CRO, Arie Kanofsky, now on board - we will be expanding our commercial sales force significantly over the next few quarters. We believe these investments will further anchor DHI as an industry leader for matching technologists with employers and position the Company to generate sustained long-term revenue growth in the future."

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Product Highlights

Dice

▪
Job Search and Job Alerts, the enhanced job search platform features, which deliver improved search relevance by applying DHI's tech skills data model and include a new user interface with personalized email alerts, are now in general availability on Dice.com and in the Dice iOS and Android mobile apps.

eFinancialCareers

▪
Recruiter Profile, launched version 2.0, giving recruiters a place to build their brand on the platform and better gain the trust of candidates by sharing hiring needs, recent achievements, upcoming events and company news.

ClearanceJobs

▪
Employer Dashboard, which delivers real-time user engagement metrics and uses automated intelligence powered by IntelliSearch to recommend new candidate/employer connections, is now available to all clients.

Business Outlook
DHI expects ongoing tech-focused1 revenue for the fourth quarter to be sequentially flat with the third quarter and anticipates that Dice revenue will turn to positive year-over-year growth in 2020. The Company continues to expect Adjusted EBITDA margin2 for the full 2019 fiscal year to be approximately 23%, as it continues to increase its product and engineering capacity, as well as invest in more sales resources to accelerate growth. The Company is not providing guidance for net income because it cannot reasonably assess the impact of stock-based compensation and income tax expense.

1 Excludes Dice Europe, which ceased operations August 31, 2018.
2 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Luc Grégoire, Chief Financial Officer, will host a conference call today, November 7, 2019, at 5:00 p.m. Eastern Time to discuss the Company’s financial results, recent developments and progress on its tech-focused strategy.

The call can be accessed by dialing +1-844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc. (NYSE: DHX) is a leading provider of data, insights and employment connections through our specialized services for technology professionals and other select online communities. Our mission is to empower technology professionals and organizations that hire them to compete and win through expert insights and relevant employment connections. Employers and recruiters use our websites and services to source, hire and connect with the most qualified and highly-skilled technology professionals, while professionals use our websites and services to find ideal employment opportunities, relevant job advice and tailored career-related data. For over 25 years, we have built our Company on providing employers and professionals with career connections, news, tools and information. Today, we serve multiple markets in North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA margin provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results and results by segment or other measure as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Revenues

Adjusted Revenues is a non-GAAP metric used by management to measure operating performance. Adjusted Revenues represents Revenues less the revenues of divested businesses. We consider Adjusted Revenues to be an important measure to evaluate the performance of our ongoing businesses and provide comparable results excluding our divestitures.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.
We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Adjusted Revenues.

Adjusted Revenues, Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the uncertainty surrounding the United Kingdom’s future departure from the European Union, including uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Investor Contact

Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact

Rachel Ceccarelli
Director of Corporate Communications
212-448-8288
media@dhigroupinc.com

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018

Revenues	$37,176	$38,917	$111,655	$123,583

Operating expenses:
Cost of revenues	4,250	4,424	11,991	14,330
Product development	4,121	5,219	12,708	15,811
Sales and marketing	13,615	13,974	41,668	46,628
General and administrative	7,502	8,843	23,220	28,012
Depreciation	2,415	2,540	7,201	7,155
Amortization of intangible assets	—	—	—	482
Disposition related and other costs	—	2,085	1,700	5,214
Total operating expenses	31,903	37,085	98,488	117,632
Gain (loss) on sale of businesses, net	—	(365)	(537)	3,435
Operating income	5,273	1,467	12,630	9,386
Interest expense and other	(188)	(335)	(512)	(1,370)
Other expense	—	(9)	—	(42)
Income before income taxes	5,085	1,123	12,118	7,974
Income tax expense	704	193	3,088	3,746
Net income	$4,381	$930	$9,030	$4,228

Basic earnings per share	$0.09	$0.02	$0.19	$0.09
Diluted earnings per share	$0.08	$0.02	$0.18	$0.09

Weighted average basic shares outstanding	48,974	48,780	48,668	48,589
Weighted average diluted shares outstanding	52,137	50,390	51,598	49,707

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Cash flows from (used in) operating activities:
Net income	$4,381	$930	$9,030	$4,228
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	2,415	2,540	7,201	7,155
Amortization of intangible assets	—	—	—	482
Deferred income taxes	478	1,290	573	1,830
Amortization of deferred financing costs	36	49	110	146
Stock based compensation	1,057	1,273	4,135	5,362
Change in accrual for unrecognized tax benefits	109	62	319	382
(Gain) loss on sale of businesses, net	—	365	537	(3,435)
Changes in operating assets and liabilities:
Accounts receivable	3,438	2,290	7,244	15,772
Prepaid expenses and other assets	(121)	914	66	1,709
Capitalized contract costs	641	171	1,602	(1,587)
Accounts payable and accrued expenses	(598)	(335)	(8,144)	(4,180)
Income taxes receivable/payable	(506)	(1,588)	923	(1,021)
Deferred revenue	(6,680)	(7,930)	(4,774)	(18,622)
Other, net	(37)	362	166	469
Net cash flows from operating activities	4,613	393	18,988	8,690
Cash flows from (used in) investing activities:
Net cash received from sale of businesses	—	—	2,683	17,542
Purchases of fixed assets	(4,059)	(2,368)	(10,345)	(6,604)
Net cash flows from (used in) investing activities	(4,059)	(2,368)	(7,662)	10,938
Cash flows from (used in) financing activities:
Payments on long-term debt	(3,000)	(2,000)	(25,000)	(30,000)
Proceeds from long-term debt	1,000	—	15,000	5,000
Payments under stock repurchase plan	(1,271)	(733)	(1,762)	(828)
Purchase of treasury stock related to vested restricted stock units	(316)	(80)	(1,366)	(547)
Net cash flows used in financing activities	(3,587)	(2,813)	(13,128)	(26,375)
Effect of exchange rate changes	(126)	(102)	(216)	(662)
Net change in cash and cash equivalents for the period	(3,159)	(4,890)	(2,018)	(7,409)
Cash and cash equivalents, beginning of period	7,613	9,549	6,472	12,068
Cash and cash equivalents, end of period	$4,454	$4,659	$4,454	$4,659

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	September 30, 2019	December 31, 2018
Current assets
Cash and cash equivalents	$4,454	$6,472
Accounts receivable, net	15,425	22,850
Income taxes receivable	945	2,203
Prepaid and other current assets	3,178	7,330
Total current assets	24,002	38,855
Fixed assets, net	18,922	15,890
Acquired intangible assets	39,000	39,000
Capitalized contract costs	6,299	7,939
Goodwill	151,949	153,974
Deferred income taxes	80	136
Operating lease right of use asset	15,865	—
Other assets	2,563	2,591
Total assets	$258,680	$258,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$16,209	$25,030
Operating lease liabilities	3,846	—
Deferred revenue	50,147	54,723
Income taxes payable	819	1,168
Total current liabilities	71,021	80,921
Long-term debt, net	7,398	17,288
Deferred income taxes	10,953	10,444
Deferred revenue	950	1,363
Accrual for unrecognized tax benefits	1,999	1,680
Operating lease liabilities	12,653	—
Other long-term liabilities	421	1,334
Total liabilities	105,395	113,030
Total stockholders’ equity	153,285	145,355
Total liabilities and stockholders’ equity	$258,680	$258,385

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three and nine month periods ended September 30, 2019 and 2018 and balance sheets as of September 30, 2019 and December 31, 2018 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$4,381	$930	$9,030	$4,228
Interest expense	186	335	512	1,370
Income tax expense	704	193	3,088	3,746
Depreciation	2,415	2,540	7,201	7,155
Amortization of intangible assets	—	—	—	482
Non-cash stock based compensation	1,057	1,273	4,135	5,362
(Gain) loss on sale of businesses, net	—	365	537	(3,435)
Disposition related and other costs	—	2,085	1,700	5,214
Legal contingencies and related fees	—	157	163	1,777
Divested businesses	—	(28)	—	(2,243)
Other	(59)	8	(61)	42
Adjusted EBITDA	$8,684	$7,858	$26,305	$23,698

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$4,613	$393	$18,988	$8,690
Interest expense	186	335	512	1,370
Amortization of deferred financing costs	(36)	(49)	(110)	(146)
Income tax expense	704	193	3,088	3,746
Deferred income taxes	(478)	(1,290)	(573)	(1,830)
Change in accrual for unrecognized tax benefits	(109)	(62)	(319)	(382)
Change in accounts receivable	(3,438)	(2,290)	(7,244)	(15,772)
Change in deferred revenue	6,680	7,930	4,774	18,622
Disposition related and other costs	—	2,085	1,700	5,214
Legal contingencies and related fees	—	157	163	1,777
Divested businesses	—	(28)	—	(2,243)
Changes in working capital and other	562	484	5,326	4,652
Adjusted EBITDA	$8,684	$7,858	$26,305	$23,698

Dice Recruitment Package Customers
Beginning of period	6,100	6,200	6,200	6,450
End of period	6,100	6,200	6,100	6,200

Average for the period (1)	6,100	6,200	6,100	6,200

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,131	$1,125	$1,132	$1,116

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.

Summary of Deferred Revenue and Backlog:	September 30, 2019	December 31, 2018	September 30, 2018
Deferred Revenue	$51,097	$56,086	$56,425
Contractual commitments not invoiced	22,664	25,845	15,649
Backlog[3]	$73,761	$81,931	$72,074

(3) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)

	For the three months ended September 30, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$5,273	$—	$5,273
Depreciation	2,415	—	2,415
Non-cash stock based compensation	1,057	—	1,057
Other	(61)	—	(61)
Adjusted EBITDA	$8,684	$—	$8,684

	For the three months ended September 30, 2018
Reconciliation of Operating Income (Loss) to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income (loss)	$1,867	$(400)	$1,467
Depreciation	2,495	45	2,540
Non-cash stock based compensation	1,254	19	1,273
Disposition related and other costs	2,085	—	2,085
Legal contingencies and fees	157	—	157
Loss on sale of businesses	—	365	365
Divested businesses	—	(28)	(28)
Other	—	(1)	(1)
Adjusted EBITDA	$7,858	$—	$7,858

	For the nine months ended September 30, 2019
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$12,630	$—	$12,630
Depreciation	7,201	—	7,201
Non-cash stock based compensation	4,135	—	4,135
Disposition related and other costs	1,700	—	1,700
Legal contingencies and fees	163	—	163
Loss on sale of businesses	537	—	537
Other	(61)		(61)
Adjusted EBITDA	$26,305	$—	$26,305

	For the nine months ended September 30, 2018
Reconciliation of Operating Income to Adjusted EBITDA:	Tech-focused	Other	Total
Operating income	$4,907	$4,479	$9,386
Depreciation	6,876	279	7,155
Amortization of intangible assets	—	482	482
Non-cash stock based compensation	5,190	172	5,362
Disposition related and other costs	4,947	267	5,214
Legal contingencies and fees	1,777	—	1,777
Divested businesses	—	(2,243)	(2,243)
Gain on sale of business	—	(3,435)	(3,435)
Other	1	(1)	—
Adjusted EBITDA	$23,698	$—	$23,698

	For the three months ended September 30, 2019
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$37,176	$—	$37,176
Divested businesses	—	—	—
Adjusted Revenues	$37,176	$—	$37,176

	For the three months ended September 30, 2018
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$37,986	$931	$38,917
Divested businesses	—	(931)	(931)
Adjusted Revenues	$37,986	$—	$37,986

	For the nine months ended September 30, 2019
Reconciliation of Revenues to Adjusted Revenues:	Tech-focused	Other	Total
Revenues	$111,655	$—	$111,655
Divested businesses	—	—	—
Adjusted Revenues	$111,655	$—	$111,655

	For the nine months ended September 30, 2018
Reconciliation of Revenues to Adjusted Revenues:	Tech	Other	Total
Revenues	$114,271	$9,312	$123,583
Divested businesses	—	(9,312)	(9,312)
Adjusted Revenues	$114,271	$—	$114,271

Definitions:
Tech-focused: Dice, Dice Europe (ceased operations on August 31, 2018), eFinancialCareers, ClearanceJobs, Targeted Job Fairs and Corporate.
Other:[1] Hcareers, Rigzone, and BioSpace.

[1] Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(in thousands)
	Revenue
	Q3 2019	Q3 2018	Change	$ Fx Impact[3]
Dice	$22,915	$23,715	(3)%	$—
eFinancialCareers	7,941	8,388	(5)%	(269)
ClearanceJobs	6,320	5,422	17%	—
Tech-focused, excluding Dice Europe	37,176	37,525	(1)%	(269)
Dice Europe (1)	—	461	n.m.	—
Tech-focused	37,176	37,986	(2)%	(269)
Rigzone (2)	—	931	n.m.	—
Other	—	931	n.m.	—
Total Revenues	$37,176	$38,917	(4)%	$(269)

Net Income	$4,381	$930
Diluted earnings per share	$0.08	$0.02
Adjusted Revenues	$37,176	$37,986
Adjusted EBITDA	$8,684	$7,858
Adjusted EBITDA Margin	23%	21%

	Revenue
	YTD 2019	YTD 2018	Change	$ Fx Impact[3]
Dice	$69,276	$70,486	(2)%	$—
eFinancialCareers	24,263	25,418	(5)%	(1,017)
ClearanceJobs	18,116	15,359	18%	—
Tech-focused, excluding Dice Europe	111,655	111,263	—%	(1,017)
Dice Europe(1)	—	3,008	n.m.	—
Tech-focused	111,655	114,271	(2)%	(1,017)
Hcareers(2)	—	5,329	n.m.	—
Rigzone(2)	—	3,771	n.m.	—
BioSpace(2)	—	212	n.m.	—
Other	—	9,312	n.m.	—
Total Revenues	$111,655	$123,583	(10)%	$(1,017)

Net Income	$9,030	$4,228
Diluted earnings per share	$0.18	$0.09
Adjusted Revenues	$111,655	$114,271
Adjusted EBITDA	$26,305	$23,698
Adjusted EBITDA Margin	24%	21%

(1) Dice Europe ceased operations on August 31, 2018.
(2) Majority ownership of the BioSpace business was transferred to BioSpace management on January 31, 2018, the RigLogix portion of the Rigzone business was sold on February 20, 2018, Hcareers was sold on May 22, 2018, and majority ownership of the remaining Rigzone business was transferred to Rigzone management on August 31, 2018.

(3) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.